                                  Exhibit 2
                                  ---------
                            SHAREHOLDER AGREEMENT
                             ---------------------


          STOCKHOLDER AGREEMENT (this "Agreement"), dated as of February 3, 1998
                                       ---------
by and among Warburg, Pincus Investors, LLP, a Delaware limited partnership ("Stockholder"), PRIMUS TELECOMMUNICATIONS GROUP, INC., a Delaware corporation ("Purchaser"), Taurus Acquisition Corporation, a Florida corporation and a
  ---------
wholly-owned subsidiary of Purchaser ("Purchaser Subsidiary"), and K. Paul
                                       --------------------
Singh, a resident of the Commonwealth of Virginia (the "Executive").
                                                        ---------

                             W I T N E S S E T H:
                             --------------------

          WHEREAS, concurrently herewith, Purchaser, TRESCOM INTERNATIONAL, INC., a Florida corporation ("Company"), and Purchaser Subsidiary are entering
                              -------
into an Agreement and Plan of Merger of even date herewith (the "Merger
                                                                 ------
Agreement"), pursuant to which Purchaser will acquire all of the outstanding
---------
shares of common stock, $0.0419 par value per share (the "Common Stock"), of the
                                                          ------------
Company, pursuant to a reverse triangular merger of Purchaser Subsidiary with and into Company (the "Merger");
                       ------

     WHEREAS, the Stockholder owns, as of the date hereof, 6,319,468 shares of Common Stock (the "Existing Shares", together with any shares of Common Stock
                   ---------------
acquired after the date hereof and prior to the termination hereof (including 358,034 shares of Common Stock acquired pursuant to the exercise of the warrant dated October 2, 1995 issued by the Company to Stockholder (the "Warrant")),
                                                                 -------
hereinafter collectively referred to as the "Shares");
                                             ------

     WHEREAS, as a condition to their willingness to enter into the Merger Agreement, and in reliance upon Stockholder' s representations, warranties, covenants and agreements hereunder, Purchaser has requested that Stockholder agree, and Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, this Agreement is being entered into concurrently with the execution of the Merger Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and for such other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, it is agreed as follows:

1.   Agreement to Vote.
     -----------------

     1.1 Stockholder hereby agrees that, except as expressly set forth below, during the time this Agreement is in effect, at any meeting of the stockholders of Company, however called, and in any action by consent of the stockholders of Company, Stockholder shall: (a) vote the Shares in favor of the Merger; (b) vote the Shares against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of Company under the Merger Agreement; (c) vote the Shares against any action or agreement that would impede, interfere with, delay, postpone or attempt to discourage the Merger including, but not limited to, (i) any extraordinary corporate transaction (other than the Merger), such as a merger, other business combination, recapitalization, reorganization or liquidation (a "Business Combination Transaction") involving
                                  --------------------------------
Company, (ii) a sale or transfer of a material amount of assets of Company or any of its Subsidiaries, (iii) any change in the management or board of directors of Company, except as otherwise agreed to in writing by Purchaser,
(iv) any material change in the present capitalization of the Company, or (v) any other material change in the corporate structure or business of Company; and
(d) without limiting the foregoing, consult with Purchaser prior to any such vote and vote such Shares in such manner as is determined by Purchaser to be in compliance with the provisions of this Section 1. Stockholder acknowledges receipt and review of a copy of the Merger Agreement. In furtherance of this
Section 1, Stockholder hereby grants to Purchaser an irrevocable proxy to vote the Shares in accordance with the terms and conditions of this Agreement, it being understood that such proxy is coupled with an interest; provided, however, such proxy shall automatically terminate upon the termination of the Merger Agreement in accordance with its terms.

2.   Participation Rights.
     --------------------

     2.1 Subject to the terms and conditions set forth herein, in the event that the Merger Agreement is terminated pursuant to (S)7(a)(iv) (but only if such termination is as a result of a breach by the Company of (S)5(g) of the Merger Agreement) or (S)7(a)(v) of the Merger Agreement, and, upon or following such termination, a definitive agreement with respect to a Third Party Transaction (as defined below) is executed by the Company and a Third Party (as defined below) prior to or within 90 days of such termination, and the Stockholder receives any cash or non-cash consideration (the "Alternative
                                                              -----------
Consideration") in respect of all or any portion of the Shares in connection
-------------
with such Third Party Transaction, the Stockholder within five days after receipt of the Alternative Consideration (or after the date the value of non-cash Alternative Consideration is determined as provided below) shall pay over to Purchaser or its designee, an amount equal in value to fifty percent (50%) of the excess (if any) of (x) such Alternative Consideration over (y) (A) $10 per
                                                          ----
Share multiplied by (B) the number of Shares with respect to which the Stockholder received such Alternative Consideration. If the Alternative Consideration received by the Stockholder shall be securities listed on a national securities exchange or traded on the Nasdaq National Market ("NASDAQ"),
                                                                       ------
the per share value of such consideration shall be equal to the closing price per share listed on such national securities exchange or NASDAQ on the date such transaction is consummated; and if the consideration received by the Stockholder shall be in a form other than such listed or traded securities, the per share value shall be determined in good faith as of the date such transaction is consummated by the Purchaser or its designee and the Stockholder, or, if the Purchaser or its designee and the Stockholder cannot reach agreement, by a nationally recognized investment banking firm reasonably acceptable to the Purchaser and the Stockholder.

     2.2  The term "Third Party Transaction" shall mean a transaction
                    -----------------------
constituting an Acquisition Proposal (as defined in the Merger Agreement) with a person or entity other than any of the Purchaser Companies, as defined in the Merger Agreement (a "Third Party").
                     -----------

3.   Representations and Warranties of Stockholder.  Stockholder represents and
     ---------------------------------------------
warrants to Purchaser and Purchaser Subsidiary as follows:

     3.1  Ownership of Shares.  On the date hereof the Existing Shares are all
          -------------------
of the Shares currently beneficially owned (which, for purposes of this Agreement shall be determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) by the Stockholder or any
                                       ------------
Affiliate (as defined in the Merger Agreement) of the Stockholder. On the Closing Date, the Shares will constitute all of the shares of Common Stock owned beneficially by Stockholder or any Affiliate of the Stockholder. Stockholder does not have any rights to acquire any additional shares of Common Stock. Stockholder currently has with respect to the Existing Shares, and at Closing will have with respect to the Shares, good, valid and marketable title, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase, voting agreements or voting trusts, and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable Federal and State securities laws).

     3.2  Power; Binding Agreement.  Stockholder has the full legal right, power
          ------------------------
and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution and delivery of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, stockholder agreement or voting trust. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms. Neither the execution or delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will
(a) require any consent or approval of or filing with any governmental or other regulatory body other than filings required under the federal securities laws, or (b) constitute a violation of, conflict with or constitute a default under, any material contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder is a party or by which Stockholder is bound.

     3.3  Finder's Fees.  No person is, or will be, entitled to any commission
          -------------
or finder's fees from Stockholder in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

4.   Representations and Warranties of Purchaser.  Purchaser represents and
     -------------------------------------------
warrants to Stockholder as follows:

     4.1  Authority.  Purchaser has full legal right, power and authority to
          ---------
enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Purchaser will not violate any other agreement to which Purchaser is a party. This Agreement has been duly executed and delivered by Purchaser and constitutes a legal, valid and binding agreement of Purchaser, enforceable in accordance with its terms. Neither the execution of this Agreement nor the consummation by Purchaser of the transactions contemplated hereby will (a) require any consent or approval of or filing with any governmental or other regulatory body other than filings required under the federal securities laws, or (b) constitute a violation of, conflict with or constitute a default under, any material contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Purchaser is a party or by which it is bound.

     4.2  Finder's Fees.  No person is, or will be, entitled to any commission
          -------------
or finder's fee from Purchaser in connection with this Agreement or the transactions contemplated hereby exclusive of any commission or finder's fees referred to in the Merger Agreement.

5.   Termination.  This Agreement shall terminate on the earliest of (a) the
     -----------
Effective Time (as defined in the Merger Agreement), (b) the date immediately following the termination of the Merger Agreement in accordance with its terms, and (c) October 31, 1998; provided, however, the provisions of Sections 5 and 6 shall survive any termination of this Agreement, and the provisions of Sections 8.3, 8.4, 8.5, 8.7 and 9 shall survive the Effective Time if this Agreement otherwise terminates at the Effective Time.

6.   Expenses.  Except as provided in Section 20, each party hereto will pay all
     --------
of its expenses in connection with the transactions contemplated by this Agreement, including, without limitation, the fees and expenses of its counsel and other advisers.

7.   Confidentiality.  Stockholder recognizes that successful consummation of
     ---------------
the transactions contemplated by this Agreement may be dependent upon confidentiality with respect to these matters. In this connection, pending public disclosure, Stockholder agrees that it will not disclose or discuss these matters with anyone (other than officers, directors, legal counsel and advisors of the Stockholder or the Company, if any) not a party to this Agreement, without prior written consent of Purchaser, except for filings required pursuant to the Exchange Act, and the rules and regulations thereunder, or disclosures Stockholder's legal counsel advises in writing are necessary in order to fulfill Stockholder' s obligations imposed by law, in which event Stockholder shall give prompt prior notice of such disclosure to Purchaser.

8.   Covenants
     ---------

     8.1 Except in accordance with the provisions of this Agreement, Stockholder agrees, prior to the termination of this Agreement as provided in
Section 5 above, not to, directly or indirectly:

          (a) sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares;

          (b) grant any proxies, deposit any Shares into a voting trust or enter into a voting agreement with respect to any Shares; or

          (c) take any action to encourage, initiate or solicit any inquiries or the making of any Acquisition Proposal (as defined in the Merger Agreement) or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal or otherwise assist or facilitate any effort or attempt by any person or entity (other than Purchaser and Purchaser Subsidiary, or their officers, directors, representatives, agents, affiliates or associates) to make or implement an Acquisition Proposal. Stockholder will immediately cease and cause to be terminated any existing activities, discussions or negotiations on its part with any parties conducted heretofore with respect to any of the foregoing, and will notify Purchaser Subsidiary and Purchaser promptly if it becomes aware of any such inquiries or that any proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be instituted or continued with, the Company (or its officers, directors, representatives, agents, affiliates or associates), such notice to include the material terms communicated; provided however, that the foregoing shall not restrict the Stockholder or any of its representatives on the Company's board of directors from taking actions to the same extent and only in the same circumstances permitted for the Company and the Company's board of directors under Section 5(g) of the Merger Agreement.

     8.2 Stockholder agrees, while this Agreement is in effect, to notify Purchaser promptly of the number of any shares of Common Stock acquired by Stockholder after the date hereof.

     8.3 Stockholder agrees that neither it nor any of its Affiliates (as such term is defined in the Merger Agreement) will, directly or indirectly, unless in any such case specifically invited in writing to do so by the board of directors of Purchaser, for a period of 3 years from the date hereof, except as otherwise expressly set forth in this Agreement or in the Merger Agreement: (i) individually or together with one or more persons, acquire beneficial ownership, offer to acquire or agree to acquire, or participate in the financing of any acquisition of, beneficial ownership of any securities of Purchaser entitled to vote in the general election of directors, or securities convertible into or exercisable for such securities (collectively, "Securities"); (ii) initiate,
                                                ----------
propose, engage or otherwise participate in the solicitation of Stockholders or their proxies for approval of one or more stockholder proposals (including, without limitation, the election of directors, any amendment to the charter or bylaws, or any Business Combination Transaction) with respect to Purchaser;
(iii) otherwise act alone or in concert with any other person to seek to influence or control the management, Board of Directors, policies or affairs of Purchaser, or to solicit, propose or encourage any other person with respect to any form of Business Combination Transaction with Purchaser, or to solicit, make or propose or encourage any other person with respect to, or announce an intent to make, any tender offer or exchange offer for any Securities; (iv) request Purchaser or its Board of Directors, officers, employees or agents, to amend or waive, or seek any modification to, any provision of this Section 8.3; or (v) take any action designed to or which can reasonably be expected to require Purchaser to make a public announcement regarding any of the matters referred to in this Section 8.3. Notwithstanding anything to the contrary contained herein, the provisions of this Section 8.3 shall automatically terminate if the Merger Agreement terminates in accordance with its terms without consummation of the Merger. Notwithstanding anything to the contrary, the provisions of this Section
8.3 shall not be applicable to "Stockholder Affiliated Entities", or to any portfolio company of the Stockholder or of any venture fund which is related to the Stockholder, or to any representative or employee of the Stockholder or of any related venture fund serving as a member of the board of directors on any such portfolio company. The term "Stockholder Affiliated Entities" means a registered broker-dealer and another affiliated entity of Stockholder that is a registered investment adviser, as well as certain registered investment companies that may be deemed to be Affiliates of the Stockholder.

     8.4 Stockholder agrees to provide Purchaser with reasonable notice prior to the distribution of the Registrable Securities (as defined below) to its general and limited partners.

     8.5 At the effective time of the Merger, Purchaser agrees to cause the board of directors of Purchaser ("Purchaser Board") to increase the number of
                                  ---------------
directors by one and take any other action to facilitate the nomination and
appointment of the Stockholder Nominee.   Following such nomination and
appointment of the Stockholder Nominee, and continuing for so long as Stockholder beneficially owns (which, for purposes of this Section 8.5 shall be determined in accordance with Rule 13d-3 under the Exchange Act; provided, that beneficial ownership shall be determined without reference to Shares which Stockholder may acquire either (x) pursuant to the exercise of options, warrants, or other rights to purchase Shares, or (y) pursuant to the conversion or exchange of securities which are convertible or exchangeable into Shares) at least 10% of the outstanding shares of common stock, par value $.01 per share, of Purchaser ("Purchaser Common Stock"), Purchaser agrees to cause the
               ----------------------
nomination from time to time of the Stockholder Nominee to serve as a member of the Purchaser Board and to submit the Stockholder Nominee to its stockholders for election to the Purchaser Board, all in accordance with the procedures applicable to the election of members of the Purchaser Board generally. As used herein, "Stockholder Nominee" shall mean such person designated by Stockholder,
         -------------------
and subject to the reasonable approval of the non-employee directors of the Purchaser, to serve on the Purchaser Board.

     8.6 No later than immediately prior to the Effective Time (as defined in the Merger Agreement), Stockholder shall exercise the Warrant in full.

     8.7 If, at any time after the Effective Time, the Executive enters into an agreement with a Third Party purchaser (the "Third Party Purchaser") to sell all
                                             ---------------------
or any portion of his shares of common stock, par value $.01 per share (the "Purchaser Shares"), other than Purchaser Shares to be sold pursuant to an
 ----------------
Excluded Transaction (as defined below), the Executive will make provision in his agreement with the Third Party Purchaser pursuant to which the Stockholder may sell to the Third Party Purchaser, at the same price and otherwise on substantially the same terms and conditions as the Executive, its Proportionate Share (as defined below) of the Purchaser Shares to be sold to the Third Party Purchaser. The Executive will give written notice of the proposed transaction at least 15 days prior to the proposed closing date and such notice shall include the name and address of the Third Party Purchaser, the proposed closing date and a reasonably detailed description of the terms and conditions pursuant to which Stockholder may join in the proposed transaction. Within 10 days after receipt of such notice, the Stockholder shall notify the Executive and the Third Party Purchaser of the number of Purchaser Shares, up to a maximum of its Proportionate Share, which it intends to sell, if any, to the Third Party Purchaser and, at the election of the Third Party Purchaser, the number of Purchaser Shares which it shall purchase either (a) shall be increased by up to the number of Purchaser Shares sought to be sold by the Stockholder, and/or (b) the number of shares which the Executive shall sell to the Third Party Purchaser shall be decreased by up to that number of Purchaser Shares sought to be sold by the Stockholder. As used herein, the Stockholder's "Proportionate Share" shall
                                                    -------------------
be determined by multiplying (i) the number of Purchaser Shares sought to be sold to the Third Party Purchaser by (ii) the quotient of (A) the number of Purchaser Shares beneficially owned by the Stockholder on the date the Executive gave notice of the proposed transaction to the Stockholder, divided by (B) the sum of (x) the number of

Purchaser Shares beneficially owned by the Executive on the date it gave notice of the proposed transaction to the Stockholder plus (y) the number of Purchaser Shares beneficially owned by the Stockholder on the date the Executive gave notice of the proposed transaction to the Stockholder. As used herein, the term "Excluded Transaction" shall mean: (i) any sale of Purchaser Shares by the
 --------------------
Executive effected in accordance with Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), or any successor rules or
                              --------------
regulations; (ii) any transfer of Purchaser Shares by the Executive, or the grant of any right or interest therein, or any agreement to do any of the foregoing, to the Executive's spouse, one or more of his lineal descendants, siblings or the lineal descendants of his siblings, or a trust, custodian or guardian for the benefit of one or more of such lineal decendants, siblings or the lineal decendants of his siblings, provided, that, in the case of this clause (ii), as a condition to such transfer, the transferee enters into a written agreement to be bound by the terms and conditions of this Section 8.7;
(iii) to a foundation or other charitable organization established by or on behalf of the Executive or his spouse; or (iv) the first 500,000 Purchaser Shares transferred by the Executive after the date of this Agreement (it being understood that if there shall occur any change in the Purchaser Shares by reason of any stock dividend, extraordinary dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the number of Purchaser Shares set forth in this clause (iv) shall be proportionally adjusted).

9.   Registration Rights.
     -------------------

     9.1  Definitions.  As used herein, unless the context otherwise requires,
          -----------
the following terms have the following respective meanings:

          "Commission" means the United States Securities and Exchange
           ----------
Commission or any other federal agency at the time administering the Securities Act.

          "Registrable Securities" means all the Purchaser Shares received by
           ----------------------
the Stockholder at the Effective Time, together with any additional Purchaser Shares received by the Stockholder as a result of any stock dividend, extraordinary dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like and involving the Purchaser Shares received by the Stockholder at the Effective Time; provided, however, such securities shall cease to be Registrable Securities when they become freely saleable to the public under Rule 145(d) and Rule 144, without volume limitation, as the case may be.

          "Registration Expenses" means all expenses incurred by the Purchaser
           ---------------------
incident to the Purchaser's performance of this Section 9, including, without limitation, all registration, filing and National Association of Securities Dealers, Inc. fees, all listing fees, all fees and expenses of complying with securities or blue sky laws (including, without limitation, reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), all printing expenses, the fees and disbursements of counsel for the Purchaser and of the Purchaser's independent public accountants, including the expenses of "comfort" letters, its expenses incurred in connection with any "roadshow" presentations in which it may participate and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities.

          "Selling Expenses" means all expenses incurred by the Stockholder
           ----------------
incident to the Stockholder's performance of this Section 9, including, without limitation, all underwriting discounts and commissions, the fees and disbursements of its advisors, including its counsel (other than the fees and expenses of one counsel for the Stockholder) and its accountants, and its expenses incurred in connection with any "roadshow" presentations in which it may participate.

     9.2  Requested Registration.
          ----------------------

          (a) At such time as the Purchaser's obligations to register shares set forth in that certain registration rights agreement dated as of July 31, 1996 between the Purchaser and Quantum Industrial Partners LDC, S-C Phoenix Holdings, L.L.C., Winston Partners II LDC and Winston Partners II LLC (collectively, the "Chaterjee Group") have terminated (the "Prior Agreement"), or the Purchaser
 ---------------                         ---------------
otherwise amends, or obtains a waiver of, the Prior Agreement which permits the granting of registration rights upon the request of the Stockholder, which the Purchaser hereby agrees to use its commercially reasonable efforts to secure on behalf of the Stockholder, upon the written request (the "Request") of the
                                                          -------
Stockholder, the Purchaser shall cause to be filed under the Securities Act a registration statement on such form as selected by the Stockholder (with the approval of the Purchaser, which shall not be unreasonably withheld) of all or such portion of the Registrable Securities so requested by the Stockholder, and the Purchaser shall take reasonable actions to effect, as soon as practicable, subject to the reasonable cooperation of the Stockholder, within 120 days after the Request is received from the Stockholders, the registration under the Securities Act, of the Registrable Securities which the Purchaser has been so requested to register by the Stockholder. Whenever the Purchaser shall effect a registration pursuant to Section 9.2(a) which is an underwritten public offering by the Stockholder of Registrable Securities, holders of securities of the Purchaser who have "piggyback" registration rights may include all or a portion of such securities in such registration, offering or sale; provided, however, if the managing underwriter of any such public offering shall inform the Purchaser by letter of its belief that the number or type of securities of the Purchaser requested by holders of the securities of the Purchaser other than the Stockholder to be included in such registration would materially and adversely affect the underwritten public offering, then the Purchaser shall include in such registration, to the extent of the number and type of securities which the Purchaser is so advised can be sold in such Public Offering, first, all of the Registrable Securities specified by the Stockholder in the Request and second, for each holder of the Purchaser's securities other than the Stockholder, the fraction of each holder's securities proposed to be registered which is obtained by dividing (i) the number of the securities of the Purchaser that such holder proposes to include in such registration by (ii) the total number of securities proposed to be included in such registration by all holders other than the Stockholder.

          (b) Expenses.  The Purchaser shall pay the Registration Expenses in
              --------
connection with any registration effected pursuant to this Section 9.2 and the Stockholder shall pay the Selling Expenses in connection with any registration effected pursuant to this Section 9.2.

          (c) Effective Registration Statement.  Notwithstanding anything to the
              --------------------------------
contrary herein, a registration requested pursuant to this Section 9.2 shall not be deemed to have been effected unless a registration statement with respect thereto has become effective and either remains continuously effective, without interruption by any stop order for a period not to exceed the earlier of (i) 180 days following the effective date of such registration or (ii) the date when the Purchaser Shares sought to be offered and sold pursuant thereto are in fact offered and sold in accordance with the terms of such offering (the "Effective Period").
 ----------------

          (d) Selection of Underwriters.  In connection with each underwritten
              -------------------------
public offering effected pursuant to this Section 9.2, (a) the Purchaser shall promptly select the managing underwriter subject to the approval of the Stockholder, which approval shall not be unreasonably withheld, delayed or conditioned by the Stockholder, and (b) if it so desires, the Stockholder may promptly select the co-managing underwriter subject to the approval of the Purchaser (which approval shall not be unreasonably withheld, delayed or conditioned by the Purchaser).

          (e) Limitations on Registration.  The Purchaser shall not be required
              ---------------------------
to file a registration statement pursuant to this Section 9.2 which would become effective within (i) 180 days following the effective date of a registration statement (other than a registration statement filed on Form S-4 or S-8) filed by the Purchaser with the Commission pertaining to any public offering for the account of the Purchaser or another holder of securities of the Purchaser if the Stockholder was afforded the opportunity to include at least 1,000,000 Purchaser Shares (it being understood that if there shall occur any change in the Purchase Shares by reason of any stock dividend, extraordinary dividend or distribution, split-up, recapitalization, combination, exchange of shares or the like, the number of Purchaser Shares set forth herein shall be proportionally adjusted) in such registration pursuant to Section 9.3. In no event shall the Purchaser be required to effect more than one (1) registration pursuant to Section 9.2. Notwithstanding the foregoing, if, in the good faith determination of the Purchaser's Board of Directors, a registration would adversely affect certain activities of the Purchaser to the material detriment of the Purchaser, then the Purchaser may at its option direct that such registration be delayed for a period not in excess of 90 days in the aggregate from the date of the Purchaser's receipt of the Request or from the first date upon which the Purchaser is required to effect the registration contemplated by Section 9.2, as applicable (the "Period of Delay").
                 ---------------

     9.3  Piggyback Registration.
          ----------------------

          (a) Right to Include Registrable Securities.  If the Purchaser at any
              ---------------------------------------
time proposes to register any of its securities under the Securities Act by registration on Forms S- 1, S-2, S-3) or any successor or similar form(s) (except registrations on such forms or similar forms solely for registration of securities in connection with (i) an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) debt securities which are not convertible into Common Stock), whether or not for sale for its own account, it shall each such time give written notice to the Stockholder of its intention to do so at least 30 days prior to the anticipated filing date of a registration statement with respect to such registration with the Commission. Upon the written request of the Stockholder made as promptly as practicable and in any event within 10 business days after the receipt of any such notice, which request shall specify the Registrable Securities intended to be disposed of by the Stockholder, the Purchaser shall use reasonable efforts to effect the registration under the Securities Act of all Registrable Securities which the Purchaser has been so requested to register by the Stockholder; provided, however, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Purchaser shall determine for any reason not to register or to delay registration of such securities, the Purchaser may, at its election, give written notice of such determination to the Stockholder and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration, without prejudice, provided, however, that the Stockholder may request that such registration be effected as a registration under Section 9.2. hereof if such registration right was then available to the Stockholder under Section 9.2 hereof) and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities for the same period as the delay in registering such other securities. If an underwritten offering, any right of the Stockholder to participate in a registration pursuant to this Section 9.3 shall be conditioned upon it agreeing to offer and sell Registrable Securities in accordance with the plan of distribution applicable to the other Purchaser Shares sought to be offered and sold in such registration.

          (b) Expenses.  The Purchaser shall pay the Registration Expenses in
              --------
connection with any registration effected pursuant to this Section 9.3 and the Stockholder shall pay the Selling Expenses in connection with any registration effected pursuant to this Section 9.3.

          (c) Selection of Underwriters and Form of Registration Statement.  In
              ------------------------------------------------------------
connection with each public offering effected pursuant to this Section 9.3, the Purchaser shall promptly select the managing underwriters, if any, and the form of registration statement to be used in connection with any such offering.


          (d) Priority in Piggyback Registrations.  Notwithstanding anything in
              -----------------------------------
Section 9.3 above to the contrary, if the managing underwriter of any underwritten public offering shall inform the Purchaser by letter of its belief that the number or type of Registrable Securities requested to be included in such registration would materially and adversely affect such public offering, then the Purchaser shall promptly notify the Stockholder of such fact. If the managing underwriter does not agree to include all (or such lesser amount as the Stockholder shall, in its discretion, agree to) of the number of the Registrable Securities initially requested by the Stockholder to be included in such registration, then the Purchaser shall include in such registration, to the extent of the number and type which the Purchaser is so advised can be sold in such Public Offering, (i) first, the Purchaser Shares proposed to be sold by Purchaser; (ii) second, to the extent additional Purchaser Shares may be included, the Purchaser Shares proposed to be sold by any members of the Chaterjee Group, or any of their respective affiliates or transferees, and (iii) third, to the extent additional Purchaser Shares may be included, the Registrable Securities sought to be sold by the Stockholder. In the event that the proposed registration by Purchaser is pursuant to a contractual demand registration right, the sale of Purchaser Shares by such party making the demand or by any member of the Chaterjee Group shall have priority over the sale of the Registrable Securities.

     9.4  Shelf Registration.
          ------------------

          (a) Filing of Shelf Registration.  At such time as the Purchaser's
              ----------------------------
obligations to register shares set forth in the Prior Agreement have terminated, or the Purchaser otherwise amends, or obtains a waiver of, the Prior Agreement which permits the granting of registration rights upon the request of the Stockholder, which the Purchaser hereby agrees to use its commercially reasonable efforts to secure on behalf of the Stockholder, upon the written request of the Stockholder, the Purchaser shall cause to be filed under the Securities Act a registration statement on Form S-2 or S-3, as selected by the Purchaser, for a shelf registration pursuant to Rule 415 pursuant to the Securities Act (the "Shelf Registration") relating to all or such portion of the
                     ------------------
Registrable Securities so requested by the Stockholder, and the Purchaser shall take reasonable actions to effect, as soon as practicable, subject to the reasonable cooperation of the Stockholder, within 90 days after the request to file a Shelf Registration is received from the Stockholder, such registration under the Securities Act, of the Registrable Securities which the Purchaser has been so requested to register by the Stockholder. The obligations of the Purchaser to file a registration statement relating to a Shelf Registration for Registrable Securities may be exercised on not more than two occasions. The obligations set forth above in this subsection (a) shall terminate on the date which is two years from the Effective Time of the Merger. The Company shall use its best efforts to maintain its eligibility to use Form S-2 or S-3 for secondary offerings.

          (b) Period of Delay.  The Purchaser shall not be obligated to effect
              ---------------
the filing of a registration statement pursuant to this Section 9.4 if, at the time of any request to register Registrable Securities pursuant to this Section 9.4, the Purchaser is preparing, or within 30 days thereafter engages a managing underwriter and commences to prepare, a registration statement for a primary public offering (other than a registration effected solely to implement an employee benefit plan) by the Purchaser (a "Purchaser Offering"), or is engaged
                                            ------------------
in any material acquisition or divestiture or other business transaction with a third party which, in the good faith opinion of the board of directors of the Purchaser, would be adversely affected by the Shelf Registration (a "Material
                                                                     --------
Purchaser Transaction"), in which event the Purchaser may at its option by
---------------------
written notice to the Stockholder direct that the obligation to commence the preparation and filing of such Shelf Registration be delayed for a period of 45 days from the date of such request or, if during such 45-day period the Purchaser files a registration statement with respect to a Purchaser Offering, then until such date that is 90 days after the effective date of such registration statement. Additionally, if the Purchaser has filed and the Commission has declared effective any registration statement pursuant to this
Section 9.4, and thereafter the Purchaser commences to prepare, or engages a managing underwriter and commences to prepare, a registration statement for a Purchaser Offering, or is engaged in any Material Purchaser Transaction, then the Purchaser may at its option by written notice to the Stockholder direct that no Registrable Securities be distributed pursuant to the Shelf Registration for a period of 45 days from the date of such notice to the Stockholder or, if during such 45-day period, the Purchaser files a registration statement with respect to a Purchaser Offering, 90 days after the effective date of such registration statement.

          (c) Expenses and Effective Period.  The Purchaser shall pay the
              -----------------------------
Registration Expenses in connection with any registration effected pursuant to this Section 9.4 and the

Stockholder shall pay the Selling Expenses in connection with any registration effected pursuant to this Section 9.4. The Purchaser shall use reasonable efforts to maintain the effectiveness of any registration statement relating to the Shelf Registration until the distribution of the Registrable Securities subject thereto, but in no event beyond 2 years after the Effective Time of the Merger.

          (a) Limitation on Distribution Pursuant to Shelf Registration.  The
              ---------------------------------------------------------
Stockholder shall not knowingly distribute through the Shelf Registration, to any one beneficial holder, whether in one transaction or in a series of related transactions, more than 3.5% of the then outstanding Purchaser Shares.

     9.5  Registration Procedures.
          -----------------------

          (a) In connection with the registration of any Registrable Securities under the Securities Act as provided in Sections 9.2, 9.3 or 9.4, the Purchaser shall as promptly as practicable:

              (i) prepare and file with the Commission the requisite registration statement to effect such registration and thereafter use reasonable efforts to cause such registration statement to become and remain effective;

              (ii) use reasonable efforts to prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement for the applicable effective period;

              (iii) furnish to the Stockholder such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act;

              (iv) use reasonable efforts to register or qualify all Registrable Securities and other securities covered by such registration statement under such other securities or Blue Sky laws of such States of the United States of America where an exemption is not available and as the Stockholder shall reasonably request; provided, however, that the Purchaser shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not, but for the requirements of this paragraph (iv), be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

              (v) notify the Stockholder when a prospectus relating thereto is required to be delivered under the Securities Act and, upon discovery that there has occurred any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances under which they were made, and at the request of the Stockholder use its best efforts to promptly prepare and furnish to the Stockholder such number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

              (vi) otherwise use its reasonable efforts to comply with all applicable rules and regulations of the Commission, and, except in the case of a Shelf Registration, make available to its security-holders, as soon as reasonably practicable, an earnings statement meeting the requirements of
Section 11(a) of the Securities Act, which the Purchaser shall be entitled to satisfy by complying with the requirements of Rule 158 promulgated thereunder, and promptly furnish a copy of the same to the Stockholder;

              (vii) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such registration statement from and after a date not later than the effective date of such registration statement;

              (viii) use reasonable efforts to list all Registrable Securities covered by such registration statement on any national securities exchange or over-the-counter market, if any, on which Registrable Securities of the same class, and if applicable, series, covered by such registration statement are then listed; and

              (ix) subject to customary confidentiality obligations, the Purchaser shall permit reasonable access to the Stockholder and its counsel and other advisors to its financial statements and its other books and records to permit the Stockholder to perform reasonable due diligence.

          The Stockholder agree that upon receipt of any notice from the Purchaser of the happening of an event of the kind described in Section 9.4(v), the Stockholder shall forthwith discontinue its disposition of Registrable Securities pursuant to the registration statement relating to such Registrable Securities until the Stockholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 9.4(v).

     9.6  Underwritten Offerings.  If requested by the underwriters for any
          ----------------------
underwritten public offering by the Stockholder pursuant to a registration requested under Section 9.2 or 9.3, the Purchaser shall enter into an underwriting agreement with such underwriters for such public offering, such agreement to be reasonably satisfactory in substance and form to the Purchaser, the Stockholder and the underwriters, and to contain such representations and warranties by the Purchaser and the Stockholder and such other terms as are generally prevailing in agreements of that type, including, without limitation, customary indemnities and contribution provisions generally prevailing in agreements of that type. The Stockholder shall cooperate with the Purchaser in the negotiation of the underwriting agreement and shall give consideration to the reasonable suggestions of the Purchaser regarding the form and substance thereof. The Stockholder shall be a party to such underwriting agreement.

     9.7  Holdback Agreements.  The Stockholder agrees that, upon the request of
          -------------------
and to the extent required by the underwriter(s) managing any registration of Purchaser Shares under the Securities Act by the Purchaser or by any member of the Chaterjee Group (except to the extent the Stockholder is participating as a selling securityholder pursuant to this Agreement), it will not, without the prior written consent of such underwriters, during the 7-day period prior to, and during the 90-day (180-days in the case of a registration effected by the Chaterjee Group) period beginning on, the effective date of such registration, sell, make any short sale of, pledge, grant any option for the purchase of or otherwise dispose of, or enter into any other hedging or similar transaction with respect to, any Purchaser Shares, or any securities convertible into or exchangeable for Purchaser Shares. The provisions of this Section 9.7 shall not be cumulative with the provisions of Section 9.4 (b) hereof.

     9.8  Indemnification and Contribution.
          --------------------------------

          (a) Indemnification by the Purchaser.  In the event of any
              --------------------------------
registration of any securities of the Purchaser under the Securities Act in which the Stockholder is a selling shareholder, the Purchaser shall, and hereby does, indemnify and hold harmless, in the case of any registration statement filed pursuant to this Section 9, the Stockholder's directors, officers, partners, employees, agents and affiliates and, to the extent required by any underwriting agreement entered into by the Purchaser, each other person who participates as an underwriter in the registration statement and each other person who controls the Stockholder or any such underwriter within the meaning of the Securities Act, insofar as losses, claims, damages, or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus, or summary prospectus contained therein, or any amendment or supplement thereto, or any omission or alleged omission to state therein a fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which thy were made not misleading, and the Purchaser shall reimburse the Stockholder and each such director, officer, partner, employee, agent or affiliate and, to the extent required by an underwriting agreement entered into by the Purchaser, any underwriter and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding described in this clause (a); provided, however, that the Purchaser shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, any such preliminary prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of the Stockholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Stockholder or any such director, officer, agent or affiliate or controlling person and shall survive the transfer of such securities by the Stockholder.

          (b) Indemnification by the Stockholder.  If any Registrable Securities
              ----------------------------------
are included in any registration statement, the Stockholder shall indemnify and hold harmless (in the same manner and to the same extent as set forth in subsection (a) above) the Purchaser, each director of the Purchaser, each officer of the Purchaser and each employee of the Purchaser and, to the extent required by any underwriting agreement entered into by the Stockholder, each other person who participates as an underwriter in the registration statement or sale of such securities and each other person who controls any such underwriter within the meaning of the Securities Act, with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Purchaser by or on behalf of the Stockholder specifically stating that it is for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement; provided, however, in no event shall the liability of any Stockholder under this subsection(b) exceed the proceeds obtained by the sale of such Stockholder's Registrable Securities in any such registration.

          (c) Notice of Claims, Etc.  Promptly after receipt, by an indemnified
              ----------------------
party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections (a) and (b), such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party, immediately give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 9.8, except to the extent that the indemnifying party is prejudiced by such failure. The indemnified party shall be entitled to receive the indemnification payments described herein after providing such written notice to the indemnifying party. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof. Each indemnified party shall furnish such information regarding itself or the claim in question as an indemnifying party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom. No indemnifying party shall be liable for any settlement of any action or proceeding effected without its written consent, which shall not be unreasonably withheld, delayed or conditioned. Consent of the indemnified party shall be required for the entry of any judgment or to enter into a settlement only when such judgment or settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect such claim or litigation.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
9.8 shall for any reason be held by a court to be unavailable to an indemnified party in respect of any loss, claim, damage or liability, or any action in respect thereof, then, in lieu of the amount paid or payable under Sections 9.8(a) and 9.8(b) hereof, the indemnified party and the indemnifying party shall contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating the same) in such proportion as is appropriate to reflect the relative fault of the Purchaser on one hand and the Stockholder on the other that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations or, if the allocation provided above is not permitted by applicable law, in such proportion as shall be appropriate to reflect the relative benefits received by the Purchaser on one hand and the Stockholder on the other. No Person guilty of fraudulent misrepresentation (within the meaning of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In addition, no Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or claim, effected without such Person's written consent, which consent shall not be unreasonably withheld; provided, however, in no event shall the liability of any Stockholder under this subsection exceed the proceeds obtained by the sale of such Stockholder's Registrable Securities in any such registration.

10.  Survival of Representations and Warranties.  All representations,
     ------------------------------------------
warranties, covenants and agreements made by Stockholder or Purchaser in this Agreement shall survive the Closing hereunder and any investigation at any time made by or on behalf of any party.

11.  Notices.  All notices or other communications required or permitted
     -------
hereunder shall be in writing (except as otherwise provided herein), given in the manner provided in the Merger Agreement, and shall be deemed duly given when received, addressed as follows:

                    If to Purchaser:

                    Primus Telecommunications Group, Inc.
                    2070 Chain Bridge Road
                    Vienna, VA 22102
                    Attention:  K. Paul Singh, Chairman and CEO
                    Facsimile:  (703) 902-2814

                    With a copy to:

                    Pepper Hamilton LLP
                    3000 Two Logan Square
                    Philadelphia, PA  19103-2799
                    Attention: James D. Epstein, Esq.
                    Facsimile:  (215) 981-4750

                    If to Stockholder:

                    Warburg, Pincus Investors, L.P.
                    E.M. Warburg, Pincus & Co., LLC
                    466 Lexington Avenue, 10th Floor
                    New York, New York 10017
                    Attention:  Doug Karp
                    Facsimile:  (212) 878-6162

                    With a copy to:

                    Wilkie Farr & Gallagher
                    One Citicorp Center
                    153 East 53rd Street
                    New York, New York 10022-4677
                    Attention:  Jack H. Nusbaum, Esq.
                    Facsimile:  (212) 821-8111


12.  Entire Agreement; Amendment.  This Agreement, together with the documents
     ---------------------------
expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter. This Agreement may not be modified, amended, altered or supplemented except by an agreement in writing executed by Purchaser and Stockholder.

13.  Assigns.  This Agreement shall be binding upon and inure to the benefit of
     -------
the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

14.  Governing Law.  Except as expressly set forth below, this Agreement shall
     -------------
be governed by and construed in accordance with the laws of the State of Florida, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In addition, each of the Stockholder and Purchaser hereby agree that any dispute arising out of this Agreement shall be heard in the appropriate court of the State of Florida or in the United States District Court for the Southern District of Florida and, in connection therewith, each party to this Agreement hereby consents to the jurisdiction of such courts and agrees that any service of process in connection with any dispute arising out of this Agreement may be given to any other party hereto by certified mail, return receipt requested, at the respective addresses set forth in Section 10 above.

15.  Injunctive Relief.  The parties agree that in the event of a breach of any
     -----------------
provision of this Agreement, the aggrieved party may be without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party shall be entitled to obtain in any court of competent jurisdiction a decree of specific performance or to enjoin the continuing breach of such provision, in each case without the requirement that a bond be posted, as well as to obtain damages for breach of this Agreement. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled.

16.  Counterparts; Facsimile Signatures.  This Agreement may be executed,
     ----------------------------------
including execution by facsimile, in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

17.  Severability.  Any term or provision of this Agreement which is invalid or
     ------------
unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

18.  Further Assurances.  Each party hereto shall execute and deliver such
     ------------------
additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

19.  Third Party Beneficiaries.  Nothing in this Agreement, expressed or
     -------------------------
implied, shall be construed to give any person other than the parties hereto any legal or equitable right, remedy or claim under or by reason of this Agreement or any provision contained herein.

          IN WITNESS WHEREOF, the Purchaser and the Stockholder have caused this Agreement to be executed by their duly authorized officers, and the Executive has duly executed this Agreement, each as of the date and year first above written.


                              Primus Telecommunications Group, Inc.



                              By:    /s/ K. Paul Singh
                                     ----------------------------------------
                              Name:  K. Paul Singh
                              Title: President and Chief Executive Officer


                              Taurus Acquisition Corporation



                              By:    /s/ K. Paul Singh
                                     ----------------------------------------
                              Name:  K. Paul Singh
                              Title: President


                              Warburg, Pincus, Investors, L.P.



                              By:   Warburg, Pincus & Co., general partner

                                    By:  ____________________________________
                                    Name:
                                    Title:

                              As to Section 8.7 only:



                              /s/ K. Paul Singh
                              -----------------------------------------------
                              K. Paul Singh

          IN WITNESS WHEREOF, the Purchaser and the Stockholder have caused this Agreement to be executed by their duly authorized officers, and the Executive has duly executed this Agreement, each as of the date and year first above written.


                              Primus Telecommunications Group, Inc.



                              By:    ________________________________________
                              Name:  K. Paul Singh
                              Title: President and Chief Executive Officer


                              Taurus Acquisition Corporation



                              By:    ________________________________________
                              Name:  K. Paul Singh
                              Title: President


                              Warburg, Pincus, Investors, L.P.



                              By:   Warburg, Pincus & Co., general partner

                                    By:  /s/ Doug Karp
                                         ------------------------------------
                                    Name:
                                    Title:

                              As to Section 8.7 only:



                              _______________________________________________
                              K. Paul Singh